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As filed with the Securities and Exchange Commission on January 24, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3248524 (I.R.S. Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA 94080
(650) 624-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JAMES M. GOWER
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
RIGEL PHARMACEUTICALS, INC.
1180 VETERANS BOULEVARD
SOUTH SAN FRANCISCO, CALIFORNIA 94080
(650) 624-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Suzanne Sawochka Hooper, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	(1)	(1)	(1)	$0(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number of shares of common stock is being registered as may from time to time be sold at indeterminate prices.

(2)
The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r).

PROSPECTUS

RIGEL PHARMACEUTICALS, INC.

Common Stock

        From time to time, we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

        This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

        We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Our common stock is traded on The Nasdaq Global Market under the trading symbol "RIGL." On January 23, 2008, the last reported sale price of our common stock was $25.46 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 24, 2008

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using the "shelf" registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any related free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or related free writing prospectus, or any sale of the common stock. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

        We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be delivered to you, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before deciding whether to invest in any of the securities being offered.

        References in this prospectus to "Rigel," "we," "us" and "our" refer to Rigel Pharmaceuticals, Inc., a Delaware corporation. Our principal executive offices are located at 1180 Veterans Boulevard, South San Francisco, CA 94080 and our telephone number is (650) 624-1100. Our web site address is http://www.rigel.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors identified in any applicable prospectus supplement and any related free writing prospectus, and in our most recent annual and quarterly filings with the Securities and Exchange Commission, or SEC, as well as other information in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and in the documents incorporated by reference herein or therein, before purchasing any of our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

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  our expectations with respect to our clinical trials and research and development efforts;

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  our expectations with respect to corporate collaborations or license agreements, including the revenues related thereto;

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  our expectations with respect to regulatory approvals and potential commercialization of any of our product candidates;

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  our expectations with respect to our intellectual property position; and

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  our estimates regarding our capital requirements and our need for additional financing.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be delivered to you, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be delivered to you, we anticipate using the net proceeds to us from the sale of our common stock for research and development and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we are not currently planning or negotiating any such transactions. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value. As of September 30, 2007, there were 31,038,431 shares of our common stock outstanding and no shares of preferred stock outstanding. We may issue shares of our common stock from time to time in one or more offerings. We will set forth in the applicable prospectus supplement and/or in any related free writing prospectus that we may authorize to be delivered to you, a description of the terms of the offering of common stock, including the offering price, the net proceeds to us and other offering material relating to such offering.

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see "Where You Can Find More Information."

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of our preferred stock that may become outstanding, the holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Rigel, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to our stockholders after payment of our liabilities and the liquidation preferences of any shares of our preferred stock then outstanding. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of our common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10 million shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

        We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. The General Corporation Law of the State of Delaware, our state of incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

        The issuance of preferred stock could adversely affect the voting power, liquidation rights, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

Stock Options and Warrants

        As of September 30, 2007, there were 2,338,769 shares of our common stock reserved for issuance or future grant under our 2000 Equity Incentive Plan, 95,480 shares available for issuance under our 2000 Employee Stock Purchase Plan and 180,945 shares available for issuance or future grant under our 2000 Non-Employee Directors' Stock Option Plan. In addition, as of such date, certain stockholders held warrants to purchase 171,888 shares of our common stock and certain other individuals held options to purchase 5,324,967 shares of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

        Delaware Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation such as Rigel from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

        Charter Documents.    Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

  •
  does not provide for the use of cumulative voting in the election of directors;

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  provides for a board of directors, classified into three classes of directors;

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  provides that the authorized number of directors may be changed only by resolution of our board of directors; and

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  provides for the authority of our board of directors to issue up to 10 million shares of "blank check" preferred stock and to determine the price, powers, preferences and rights of these shares, without stockholder approval.

        Our amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us no later than 90 days prior nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders, subject to certain exceptions. The authorized number of directors is fixed in accordance with our amended and restated certificate of incorporation. Our board of directors may appoint new directors to fill vacancies or newly created directorships. Our amended and restated bylaws also limit who may call a special meeting of stockholders.

        Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank, N. A. Its address is 161 North Concord Exchange, South St. Paul, MN 55075-1139 and its telephone number is (800) 468-9716.

VALIDITY OF COMMON STOCK

        The validity of the common stock being offered hereby will be passed upon for us by Cooley Godward Kronish LLP, Palo Alto, California, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Our financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2006, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed interim financial information for the three-month period ended March 31, 2007, the three and six-month periods ended June 30, 2007, and the three and nine month periods ended September 30, 2007, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2007, August 3, 2007 and November 2, 2007 included in our quarterly reports on Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively, and incorporated by reference herein, state that they did not audit and therefore do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, or the Securities Act, for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Rigel. The SEC's Internet site can be found at http://www.sec.gov.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-29889):

        The following documents filed with the SEC are incorporated by reference in this prospectus:

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 8, 2007;

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  Our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

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  Our quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 7, 2007;

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  Our quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 6, 2007;

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  Our current report on Form 8-K, filed with the SEC on January 26, 2007;

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  Our current report on Form 8-K, filed with the SEC on February 2, 2007;

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  Our current report on Form 8-K, filed with the SEC on May 3, 2007;

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  Our current report on Form 8-K, filed with the SEC on May 18, 2007;

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  Our current report on Form 8-K, filed with the SEC on June 6, 2007;

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  Our current report on Form 8-K, filed with the SEC on November 13, 2007;

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  Our current report on Form 8-K, filed with the SEC on December 13, 2007;

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  Our current report on Form 8-K, filed with the SEC on December 20, 2007;

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  The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2006 from our definitive proxy statement on Schedule 14A filed with the SEC on March 26, 2007;

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  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on October 3, 2000, including any amendments thereto or reports filed for the purposes of updating this description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Rigel Pharmaceuticals, Inc., Attention: Corporate Secretary, 1180 Veterans Boulevard, South San Francisco, CA 94080. Our telephone number is (650) 624-1100.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Nasdaq Global Market listing fee		45,000
Accounting fees and expenses		150,000
Legal fees and expenses		175,000
Transfer agent fees and expenses		5,000
Printing and miscellaneous expenses		75,000
Total		$450,000

*
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

Item 15. Indemnification of Officers and Directors

        Our amended and restated certificate of incorporation provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Rigel and its stockholders. However, our directors may be personally liable for liability:

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  for any breach of duty of loyalty to us or to our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

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  for any transaction from which the director derived an improper personal benefit.

        In addition, our amended and restated bylaws provide that:

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  we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

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  we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

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  we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

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  the rights conferred in the amended and restated bylaws are not exclusive.

        We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of Rigel, arising out of the person's services as a director or officer of us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Rigel, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Certificate of Incorporation of the Company(2)
3.2	Amended and Restated Bylaws of the Company(3)
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen Common Stock Certificate(2)
5.1	Opinion of Cooley Godward Kronish LLP
15.1	Letter Regarding Unaudited Interim Financial Information
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page)

(1)
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.

(2)
Filed as an exhibit to the registrant's current report on Form 8-K (File No. 000-29889), originally filed with the Securities and Exchange Commission on June 24, 2003, and incorporated herein by reference.

(3)
Filed as an Exhibit to the registrant's current report on Form 8-K, as filed with the Securities and Exchange Commission on February 2, 2007 and incorporated herein by reference.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    provided, however, that paragraphs (1)(i), 1(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (4)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 24, 2008.

RIGEL PHARMACEUTICALS, INC.
By:
/s/ JAMES M. GOWER James M. Gower Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Ryan D. Maynard, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Rigel to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JAMES M. GOWER James M. Gower	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2008
/s/ RYAN D. MAYNARD Ryan D. Maynard	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2008
/s/ DONALD G. PAYAN Donald G. Payan	Executive Vice President, Chief Scientific Officer and Director	January 24, 2008
/s/ JEAN DELEAGE Jean Deleage	Director	January 24, 2008

/s/ BRADFORD S. GOODWIN Bradford S. Goodwin	Director	January 24, 2008
/s/ GARY A. LYONS Gary A. Lyons	Director	January 24, 2008
/s/ WALTER H. MOOS Walter H. Moos	Director	January 24, 2008
/s/ HOLLINGS C. RENTON Hollings C. Renton	Director	January 24, 2008
/s/ PETER S. RINGROSE Peter S. Ringrose	Director	January 24, 2008
/s/ STEPHEN A. SHERWIN Stephen A. Sherwin	Director	January 24, 2008

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Certificate of Incorporation of the Company(2)
3.2	Amended and Restated Bylaws of the Company(3)
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen Common Stock Certificate(2)
5.1	Opinion of Cooley Godward Kronish LLP
15.1	Letter Regarding Unaudited Interim Financial Information
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page)

(1)
To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.

(2)
Filed as an exhibit to the registrant's current report on Form 8-K (File No. 000-29889), originally filed with the Securities and Exchange Commission on June 24, 2003, and incorporated herein by reference.

(3)
Filed as an Exhibit to the registrant's current report on Form 8-K, as filed with the Securities and Exchange Commission on February 2, 2007 and incorporated herein by reference.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS